Exhibit 10.2

Central Kitchen Address: 8A Admiralty Street #04-03 Food Exchange @ Admiralty (S) 757437

Email: premium-catering@outlook.com Tel: 6781 1488 Fax: 6748 2988 GST Reg No: 201207882E

Office Address: 6 Woodlands Walk (S) 738398 SFA License: PL19C0053, NW11541P000

16th July 2014	PRIVATE & CONFIDENTIAL

Ms Zhang Xiao Ying

NRIC No.: S****460D

Dear Ms Joey,

LETTER OF APPOINTMENT

We are pleased to offer you the position of Manager at Premium Catering Pte Ltd. This offer is subject to the following terms and conditions.

1.	Date of Commencement

1.1	Your employment will commence on 16th July 2014.

2.	Salary

2.1	Your commencing basic salary will be S$3,650 per month.
2.2	You will be responsible for the payment of all personal income taxes in Singapore.
2.3	CPF contributions will be made in accordance with the CPF Act or any subsidiary legislation made there-under which is in force in Singapore at the time of payment.

3.	Working Arrangement

3.1	Your working hours shall be as follows: -
	Monday to Friday	: 9.00am to 6.00pm
	Breaktime	: 1 hour
3.2	You may be required to work beyond the official working hours, whenever required, no overtime will be.

4.	Probation Period

4.1	Your probation period will be three (3) months from the date of commencement. The company reserves the right to extend the probationary period to such extent as to be determined by the company in view of your performance.
4.2	During your probationary period, either party may terminate this contract by giving to the other party seven (7) days written notice or salary in-lieu of notice.

5.	Duties

5.1	You shall perform duties and responsibilities assigned by Premium Catering Pte Ltd.

Central Kitchen Address: 8A Admiralty Street #04-03 Food Exchange @ Admiralty (S) 757437

Email: premium-catering@outlook.com Tel: 6781 1488 Fax: 6748 2988 GST Reg No: 201207882E

Office Address: 6 Woodlands Walk (S) 738398 SFA License: PL19C0053, NW11541P000

6.	Annual Leave

6.1	Besides the gazetted public holidays, you are entitled to ten (10) days paid annual leave upon the completion of one year’s service from the date of your employment.
6.2	Pro-rated annual leave from the day of job commencement is allowed if the employee has not completed one year of service but has pass his/ her probationary period. Any advance leave application shall be subjected to Management approval.
6.3	Employees are not allowed to carry forward their unutilized annual leave to the next year. Any leave balance that has not been taken will be forfeited by 31st December of each year.
6.4	Any employee who wishes to take annual leave must submit his/ her application at least 10 days in advance. All leave application is subject to the exigencies of service and approval of the company.
6.5	Leave taken on Saturday will be considered as a full day leave.
6.6	The number of days of annual leave will increase by one (1) day until a maximum of 14 days for each completed year of service.

7.	Sick Leave

7.1	You are entitled to 14 days of outpatient sick leave and up to 46 additional days of hospitalization leave per calendar year. You are entitled to sick leave after 3 months of your employment. Any unused sick leave at the end of yearly entitlement period will lapse and cannot be encashed.
7.2	You shall inform your immediate superior of your absence within 12 hours, otherwise you will be deemed to be absent from work without permission.
7.3	To be entitled for sick leave, your absence on account of illness must be certified by company appointed medical practitioner or by a government medical officer.
7.4	Sick leave taken on Saturday will be considered as one day’s sick leave.

8.	Medical Consultation

8.1	You shall be entitled to reimburse your medical consultation fee upon confirmation. Maximum claim for each year shall not exceed S$100.

9.	Termination

9.1	An employee who absents from work for 2 consecutive days without consent from the Company or without reasonable excuse shall be deemed to have terminated his service with the Company.
9.2	The Company reserves the right to terminate the service of an employee without notice on the grounds of misconduct, disciplinary reasons and neglect of duties.
9.3	The Company reserves the right to terminate your employment contract or take legal action against you if you are found to allow a third party to drive the company vehicle without the approval of the Management.
9.4	The Company reserves the right to make necessary changes or terminate this contract of service at reasonable notice due to unforeseen circumstances beyond the employer’s control.

Central Kitchen Address: 8A Admiralty Street #04-03 Food Exchange @ Admiralty (S) 757437

Email: premium-catering@outlook.com Tel: 6781 1488 Fax: 6748 2988 GST Reg No: 201207882E

Office Address: 6 Woodlands Walk (S) 738398 SFA License: PL19C0053, NW11541P000

9.5	Upon confirmation either party may terminate this contract by giving the other party two (2) months’ written notice or salary in-lieu of notice.
9.6	The Company reserves the right to terminate this contract without notice in-lieu upon serving at least two (2) written warning letters.

10.	Confidentiality & Standards of Conduct

10.1	All employees are required to maintain the confidentiality of information entrusted to them by the Company or its customers, and any other confidential information about the Company during or even after their employment.
10.2	Employees should not inappropriately disclose or use the confidential information for individual gain or benefit anyone other than the Company.
10.3	All employees are required to maintain the confidentiality of information entrusted to them by the Company or its customers, and any other confidential information about the Company during or even after their employment.
10.4	Employees should not inappropriately disclose or use the confidential information for individual gain or benefit anyone other than the Company.
10.5	You are not to discuss or divulge sensitive and confidential information entrusted to you from the Management to other staff.
10.6	You are not to engage in outside employment without the consent in writing from the Company.
10.7	Any breach of the employment terms on any of the above-mentioned grounds shall render you liable to dismissal by the Company, without notice.

Please confirm your acceptance of the terms and conditions mentioned by signing and returning a copy of this letter.

We wish to extend our warmest welcome to you in joining our Dynamic Team and wish that you achieve your career fulfillment with us.

Thank you.

Yours sincerely,

PREMIUM CATERIG PTE LTD

/s/ Leon Gao
Leon Gao
Director

I, Zhang Xiao Ying of NRIC No.: S****460D hereby acknowledge that I have read, understood, and accepted the above-stated terms and conditions.

/s/ Zhang Xiao Ying	1/11/22
Signature	Date